UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2005

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20838	75-2396863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas		79705-5510
(Address of principal executive offices)		(Zip code)

Registrant’s Telephone Number, including area code:   (432) 682-6324

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                 Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 -              Regulation FD Disclosure

On September 27, 2005, the Company issued a news release to revise previous production estimates based on its assessment of damage caused by Hurricane Katrina on August 29, 2005.  The Company hereby incorporates by reference into this Item 7.01 of Form 8-K the news release attached as Exhibit 99.1.  This Exhibit 99.1 is being furnished to provide public disclosure of the Company’s revised estimates to permit preparation of financial models of the Company’s operating results for each remaining quarter in the Company’s fiscal year ending December 31, 2005.  The Company cautions users of this information that the estimates provided in this Exhibit 99.1 are based on information available to the Company as of the date of this filing, and actual results may vary materially from these estimates.  The Company does not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

Item 9.01 -              Financial Statements and Exhibits

The following exhibit is provided as part of the information furnished under Item 7.01 of this report.

Exhibit Number	Description

99.1	News release of Clayton Williams Energy, Inc. to Update Financial Guidance for Effects of Hurricane Katrina

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	September 27, 2005	By:	/s/ L. Paul Latham
L. Paul Latham
Executive Vice President and Chief
Operating Officer

Date:	September 27, 2005	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial
Officer